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                                                                    Exhibit 10.7

                              AMENDMENT NUMBER ONE
                                     TO THE
                            COX COMMUNICATIONS, INC.
                          SAVINGS PLUS RESTORATION PLAN

      Pursuant to the power of Cox Communications, Inc. ("Cox") to amend the Cox Communications, Inc. Savings Plus Restoration Plan (the "Plan"), the Plan hereby is amended as follows effective January 1, 2001, unless otherwise indicated herein:

                                       1.

      Effective January 1, 2004, the Plan is hereby amended by striking all instances of "spouse" and substituting "Spouse."

                                       2.

      Effective January 1, 2003, the Plan hereby is amended by deleting the term "Committee" and substituting the term "Administrative Committee" wherever the former appears in the Plan, except for Sections 2.5, 3.5, 4.4, 13.1 and 13.2(a) and Articles XV, XVI and XVII.

                                       3.

      Effective January 1, 2003, Section 2.5 of the Plan hereby is amended by replacing "Committee" with "Management Committee" where it appears in the first and only sentence thereof.

                                       4.

      Section 3.1 of the Plan hereby is amended by deleting the last sentence thereof and replacing with the following:

            "Except for Employee Supplemental Contributions made pursuant to
            Section 3.6, Employee Supplemental Contributions shall continue to be made for each Participant at the rate elected until the Participant elects to change the rate of contribution or to end such contributions pursuant to Section 3.3, subject to the power of the Administrative Committee to distribute elected Employee

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            Supplemental Contributions to any Participant to the extent such
            Participant's Employee Supplemental Contributions exceed the maximum limit for Employee Supplemental Contributions set forth in this
            Article III."

                                       5.

      Effective January 1, 2003, Section 3.5 of the Plan hereby is amended by replacing "Committee" with "Management Committee" where it appears in the first and only sentence thereof.

                                       6.

      Article III of the Plan is amended by the addition of the following new
Section 3.6:

            "3.6 Bonus Deferral Program

                  Notwithstanding the 15% Compensation limit contained in
            Sections 3.1, 3.4 and 3.5, each Participant who is eligible to participate in the Bonus Deferral Program may elect to defer up to an additional 75% (in 5% increments) of his or her annual bonus under the Plan as an Employee Supplemental Contribution. The election described in this Section 3.6 must be made by March 31st of each year the bonus is earned. A Participant who has waived participation in the Plan or has stopped contributing to the Plan and the 401(k) Plan must rescind their waiver or resume participation in order to be eligible to elect to make the additional contribution provided in this Section 3.6. Once made, such election may not be revoked under any circumstances, including, but not limited to, the Participant's termination of employment."

                                       7.

      Effective January 1, 2003, Section 4.2 of the Plan hereby is amended by inserting the following new sentence at the end thereof:

            "Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2003, a Participant will need to be employed on the last day of the Plan Year in order to receive Employer Supplemental Contributions for such year, unless termination was due to retirement, death or disability."

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                                       8.

      Effective January 1, 2003, Section 4.4 of the Plan hereby is amended by replacing "Committee" with "Management Committee" where it appears in the first and only sentence thereof.

                                       9.

      Effective January 1, 2003, Article V of the Plan is amended by deleting "(a) An Employee Supplemental Contribution Account for each Participant to which shall be credited Employee Supplemental Contributions under Section 3.1; and (b) An Employer Supplemental Contribution Account for each Participant to which shall be credited Employer Supplemental Contributions credited to such Participant under Section 4.1." and replacing with the following:

            "(a) An Employee Supplemental Contribution Account for each Participant to which shall be credited Employee Supplemental Contributions pursuant to Article III; and

            (b) An Employer Supplemental Contribution Account for each Participant to which shall be credited Employer Supplemental Contributions credited to such Participants pursuant to Article IV."

                                       10.

      Effective January 1, 2003, Section 10.1 of the Plan hereby is amended by replacing "$3,500" with "$5,000" where it appears in such section.

                                       11.

      Article XI of the Plan hereby is amended by the addition of the following new sentence at the end thereof.

            "Effective January 1, 2001, no withdrawal may be made under this
            Article XI for an amount less than $10,000 and no withdrawal can be made less than 12 months after the last previous withdrawal."

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                                       12.

      Effective January 1, 2003, Section 13.1 of the Plan hereby is amended by deleting the second and third sentence thereof in their entirety and substituting the following therefor:

            "The Board of Directors of the Plan Sponsor shall appoint the Management Committee. The Management Committee shall have the sole responsibility for appointing the Administrative Committee. It is intended that the Employer, the Plan Sponsor, the Management Committee and the Administrative Committee shall be responsible only for the proper exercise of their own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another."

                                       13.

      Effective January 1, 2003, Section 13.2 (a)of the Plan hereby is amended by deleting "(3) The Employer; and (4) the Committee." and substituting therefor "(3) the Employer; (4) the Management Committee; and (5) the Administrative Committee."

                                       14.

      Effective January 1, 2003, Article XIII of the Plan hereby is amended by the addition of the following new Section 13.4:

            "13.4 The Management Committee

                  (a) Powers and Duties.

                        The Management Committee shall have the following
            specific powers and duties: (1) to appoint and remove members of the Administrative Committee; (2) to set basic Plan policy on Plan administration; (3) to ratify Plan amendments recommended by the Administrative Committee; (4) to periodically evaluate and review the performance of Named Fiduciaries; (5) to authorize Plan eligibility for employees pursuant to Section 2.4; and (6) to report annually to the Board on the operation and status of the Plan.

                  (b) Allocation of Duties and Responsibilities.

                        The Management Committee may by written instrument
            designate other persons to carry out any of its duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his or her acceptance of the duties and responsibilities allocated to him or her. The

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            Employer shall pay all expenses authorized and incurred by the
            Management Committee in the administration of the Plan.

                  (c) Liabilities.

                        The Management Committee shall be indemnified and held
            harmless by the Plan Sponsor with respect to any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member of the Management Committee on account of any alleged breach of responsibilities performed or to be performed hereunder or any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee, provided such action or allegation does not arise as a result of the member's own gross negligence, willful misconduct or lack of good faith."

                                       15.

      Effective January 1, 2003, Article XV of the Plan hereby is amended by deleting "or a committee thereof" and substituting therefor "or the Management Committee" where the former appears in the first sentence thereof.

                                       16.

      Effective January 1, 2003, Article XVI of the Plan hereby is amended by deleting "or a committee thereof" and substituting therefor "or the Management Committee" wherever the former appears in the first sentence thereof.

                                       17.

      Effective January 1, 2003, Section 17.1 of the Plan hereby is amended by inserting ", the Board of Directors, the Management Committee' immediately after "officer or employee thereof" in the first sentence thereof.

                                       18.

      Effective January 1, 2003, Section 17.2 of the Plan hereby is amended by inserting "the Board of Directors, the Management Committee" immediately after "claims hereunder against the Plan Sponsor," and immediately after "as shall be determined by the Plan Sponsor," where such phrases appear in the first sentence and only thereof.

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